UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––

FORM 8-K

––––––––––––––

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

–––––––––––––

Quantum Corporation
(Exact name of registrant as specified in its charter)

–––––––––––––

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway Suite 300, San Jose, CA 95110
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 944-4000

–––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 23, 2016, Quantum Corporation (“Quantum” or the “Company”) entered into an agreement (the “Agreement”) with VIEX Capital Advisors, LLC and its affiliates (collectively, “VIEX”). Under the Agreement, Quantum has granted Board observer rights to John Mutch and Raghu Rau until December 1, 2016, subject to certain conditions. In addition, Quantum will use its reasonable best efforts to hold its Annual Meeting of Stockholders (“Annual Meeting”) on January 31, 2017, or another date mutually agreed by the parties.

Under the Agreement, VIEX will abide by certain standstill provisions related to the solicitation of proxies and other matters until December 1, 2016, subject to earlier termination under certain circumstances.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Agreement between the Company and VIEX Capital Advisors, LLC and its affiliates dated September 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and Secretary

Dated:     September 26, 2016

EXHIBIT INDEX

Exhibit	Description
10.1	Agreement between the Company and VIEX Capital Advisors, LLC and its affiliates dated September 23, 2016